UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2019

The Charles Schwab Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-9700

Delaware	94-3025021
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

211 Main Street, San Francisco, CA 94105
(Address of principal executive offices, including zip code)

(415) 667-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – $.01 par value per share	SCHW	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 6.00% Non-Cumulative Preferred Stock, Series C	SCHW PrC	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 5.95% Non-Cumulative Preferred Stock, Series D	SCHW PrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 22, 2019, The Charles Schwab Corporation (CSC) entered into a Confidential Separation Agreement and General Release of Claims (the Agreement) with Ms. Terri R. Kallsen. On July 22, 2019, Ms. Kallsen’s position as Executive Vice President – Investor Services of CSC was eliminated as part of an organizational restructuring. The Agreement provides for:

•	A separation date from her employment with CSC effective August 1, 2019 (Separation Date);

•	A lump-sum cash payment equal to $876,671.85, subject to required withholding, to be paid within 30 days of the effective date of the Agreement, consisting of:

◦	$335,416.67, equal to seven months of Base Salary in accordance with the terms of The Charles Schwab Severance Pay Plan (Severance Plan);

◦	$14,171.85, equal to seven months of the cost of group health plan coverage in accordance with the Severance Plan; and

◦	An additional payment of $527,083.33, equivalent to eleven months of Base Salary;

•
Accelerated vesting of stock options and continued vesting of performance-based restricted stock units that would have vested during Ms. Kallsen’s severance period in accordance with the Severance Plan;

•
An additional lump-sum cash payment of $3,210,000, subject to required withholding, to be paid on or after March 1, 2020, but no later than March 15, 2020, conditioned on Ms. Kallsen’s adherence to the Agreement;

•	Outplacement services as provided by Schwab’s outplacement program;

•
A standard release of all claims in favor of CSC and all of its affiliates, subsidiaries, divisions, parent corporations, current and former stockholders, officers, directors, partners, servants, agents, employees, representatives, attorneys, employee welfare and retirement plans and the respective plan administrators and fiduciaries, past, present, and future;

•	A non-disclosure, non-disparagement, and cooperation agreement; and

•	A confirmation of her obligations under her existing confidentiality, non-solicitation and intellectual property ownership agreement.

The terms of the Agreement are more fully described in the Confidential Separation Agreement and General Release of Claims, which is included as Exhibit 10.397 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.397	Confidential Separation Agreement and General Release of Claims by and between Ms. Kallsen and CSC.
104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: August 28, 2019	By:	/s/ Peter Crawford
Peter Crawford
Executive Vice President and Chief Financial Officer